Exhibit 3.1

Republic of Panama * National Stamp

10.09.13 00,2

REPUBLIC OF PANAMA

PUBLIC REGISTER - PANAMA

No. 400630

REQUEST No. 13-92143

HEREBY CERTIFY

THAT THE COMPANY

AVIANCA HOLDINGS S.A. is duly recorded under record card 728981, Document 1936014, as from March 3, 2011.

•	That the Company is in good standing

•	That the following are Directors of the Company:

1)	Germán Efromovitch

2)	José Efromovitch

3)	Alexander Bialer

4)	Isaac Yanovich

5)	Álvaro Jaramillo

6)	Ramiro Valencia

7)	Juan Guillermo Serna

8)	Roberto Kriete

9)	Mónica Aparicio Smith

10)	Oscar Darío Morales

Republic of Panama * National Stamp

10.09.13 00,2

11)	Marco Baldocchi

12)	Isaac Yanovich (Independent)

13)	Álvaro Jaramillo (Independent)

14)	Ramiro Valencia (Independent)

15)	Juan Guillermo Serna (Independent)

16)	Mónica Aparicio Smith (Independent)

17)	Oscar Darío Morales(Independent)

•	That senior officers of the Company are:

President:	Fabio Villegas Ramírez (Chief Executive Officer, CEO)

Vice-President:	Gerardo Grajales López (Financial Chief Officer)

Vice-President:	Estuardo Ortiz Porras (Financial Chief Officer)

Secretary:	Elisa Murgas de Moreno

•	That legal representation of the Company will be vested upon:

The Legal Representative, i.e. the CEO/President and the Secretary who may act separately. The Board of Directors may designate any other person, as needed.

•	That the Company’s local Agent will be: Icaza, González-Ruiz & Alemán

•	That the Company’s corporate capital stock is the amount of 500.000.000,oo US Dollars.

•	Capital discrimination:

Authorized capital stock—Five hundred million US Dollars ($500.000.000,oo) divided into four billion (4.000.000.000) common shares or shares with preferential dividend and no voting rights, each with a par value of twelve point five USD cents ($0,125). Shares can only be registered shares.

Republic of Panama * National Stamp

10.09.13 00,2

•	That the Company’s term is perpetual.

•	That the Company’s domicile is Panama.

That all documents concerning continuation of the company Aviancataca Holding S.A.—a company established under the laws of the Commonwealth of the Bahamas—in Panama, under the name Aviancataca Holding S.A. were formalized under Public Deed No. 1879 of March 2, 2011, granted before the Ninth Notary of Panama.

That excerpts of Minutes relating the special meeting of the Assembly of Shareholders of Aviancataca Holding S.A. held on March 17, 2011 to fully amend the Company’s By-laws, were formalized under Public Deed No. 2010 of March 10, 2011, granted before the Ninth Notary of Panama. The cited Deed is duly recorded under record card 728981, Document 1938336, as from March 11, 2011.

That Minutes relating the special meeting of the Assembly of Shareholders of Aviancataca Holding S.A. held on August 6, 2012 to fully amend Article 7 of Company’s By-laws, were formalized under Public Deed No. 5878 of August 21, 2012, granted before the Ninth Notary of Panama. The cited Deed is duly recorded under record card 728981, Document 2241882, as from September 7, 2012.

Republic of Panama * National Stamp

10.09.13 00,2

That excerpts of Minutes relating the special meeting of the Assembly of Shareholders of Aviancataca Holding S.A. held on March 21, 2013 to elect a new Board of Directors and change the Company’s corporate name to Avianca Holdings S.A., were formalized under Public Deed No. 7911 of March 21, 2013, granted before the Tenth Notary of Panama. The cited Deed is duly recorded under record card 728981, Document 2353323, as from March 22, 2013.

That Minutes relating the special meeting of the Assembly of Shareholders of Avianca Holdings S.A. held on August 12, 2013, were formalized under Public Deed No. 10022 of August 22, 2012, granted before the Third Notary of Panama. The cited Deed is duly recorded under Document 2451658 of the record on individuals, as from August 26, 2013.

GIVEN AND SIGNED in the Province of Panama on September 5, 2013 at 05:33:05 p.m.

NOTE: All fees relating this Certificate have been paid for the amount of 40,00—Receipt No. 13-92143—Stock Company—106261—Date, Thursday September 5, 2013

(signed) Yadinel Ortega

Certifying Officer

Public Register—Panama

Republic of Panama * National Stamp

10.09.13 00,2

Translator’s Note: The document bears the following APOSTILLE.

APOSTILLE

(Convention de La Haye du Octobre 5 1961)

1.	Country: Panama

This Public Document

2.	Has been signed by Yadinel Ortega
3.	Acting in the capacity of Certifying Officer
4.	Bears the Seal/Stamp of Public Register—Panama

CERTIFIED

5.	In PANAMA 6. On September 10, 2013
7.	By: ADMINISTRATIVE MANAGEMENT
8.	Under No. 5/383
9.	Seal/Stamp 10. Signature (signed)

Seal: Republic of Panama—Treasury Department—Ministry of Justice and Internal Affairs

This authorization entails no liability with regard to the document contents.